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                                                                  EXHIBIT 10.121

                         SUBORDINATED SECURITY AGREEMENT

        SUBORDINATED SECURITY AGREEMENT, dated as of August 9, 1999 (as amended, supplemented or otherwise modified and in effect, this "Agreement"), between ONYX ACCEPTANCE RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, "Recco") and ONYX ACCEPTANCE CORPORATION, a Delaware corporation (together with its successors and assigns, the "Seller").

                              W I T N E S S E T H :

        WHEREAS, pursuant to the Sale and Servicing Agreement (as amended, the "Sale Agreement") dated as of the date hereof between the Seller and Recco, the Seller from time to time sells to Recco and Recco from time to time purchases from the Seller certain loans secured by automobiles, vans and light trucks (the "Contracts");

        WHEREAS, a portion of the purchase price for the Contracts is represented by a subordinated note issued by Recco to the Seller (the "Subordinated Note");

        WHEREAS, Recco has entered into the Security Agreement, dated as of the date hereof (as amended, the "Security Agreement") with The Chase Manhattan Bank, as Funding Agent for the benefit of the Secured Parties, pursuant to which Recco has granted to the Funding Agent a first priority security interest in the Purchased Contracts and certain other collateral;

        WHEREAS, in order to secure the Subordinated Note, Recco has granted to the Seller a subordinated security interest in the Purchased Contracts and certain other collateral, subject to the prior rights of the Funding Agent for the benefit of the Secured Parties; and

        WHEREAS, the Seller's security interests in the Purchased Contracts and certain other collateral granted pursuant to this Agreement is subordinated to the rights of the Funding Agent for the benefit of the Secured Parties and its rights to exercise any remedies under this Agreement are limited for so long as any amounts secured under the Security Agreement are outstanding.



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        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Defined Terms.

        (1) As used in this Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein, have the meanings assigned to them in the Definitions List dated as of the date hereof that is attached to the Sale Agreement, which is incorporated herein by reference (the "Definitions List").

        (2) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.

        (3) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified.

        (4) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

        (5) The following terms that are defined in the UCC are used herein as so defined: Chattel Paper, Equipment, General Intangibles, Instruments and Proceeds.

        SECTION 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity or otherwise) of the Subordinated Note and all other obligations of Recco to the Seller hereunder (collectively, the "Obligations") and subject to the prior rights of the Funding Agent under the Security Agreement, Recco hereby assigns, pledges, grants, conveys, transfers, delivers and sets over to the Seller a security interest in all Recco's right, title and interest in, to and under the following, whether now owned or



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hereafter acquired, in each case only as related to the Purchased Contracts
(collectively, the "Collateral"). For further clarification, all Collateral as heretofore described in this Section 2 shall relate to and be in respect of Purchased Contracts, subject to any and all provisos, as applicable, expressly included in the definition thereof.

        (1) all chattel paper, including, without limitation, the Purchased Contracts and other contracts related to the Purchased Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time) and amounts paid or payable with respect thereto;

        (2) all Files (including all Dealer Assignments) and Contract Lists, and all right, title and interest of Recco in and to the documents, agreements and instruments included in the Files, including, without limitation, rights of recourse of Recco against Vehicle Dealers;

        (3) all Insurance Policies and all rights of Recco in all Insurance Policies;

        (4) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to Recco in and to Purchased Contracts and Vehicles, and all accessions thereto and replacements thereof, and in any other property in which a security interest is assigned or transferred to Recco;

        (5) all of Recco's Equipment, general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, tapes, cards, computer tapes and all other data and data storage systems (whether in the possession of Recco or any other Person) relating to any of the foregoing;

        (6) all deposit accounts, moneys, deposits, funds, accounts and instruments relating to the foregoing;

        (7) the Collection Account (including, without limitation, all funds at any time on deposit therein and all Permitted Investments in which such funds may at any time be invested);



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        (8)     all Operative Documents to which Recco is a party, including, without limitation, all rights of Recco to amounts due or to become due under or in connection with such agreements;

        (9)     any Hedge Agreement; and

        (10) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

        SECTION 3. Notice to Obligors. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, at any time upon the request of the Seller, Recco shall notify the Obligors that the Purchased Contracts have been reassigned to the Seller and that payments in respect thereof shall be made directly to the Seller. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, the Seller may in its own name or in the name of others communicate with the Obligors to verify with them to its satisfaction the existence, amount and terms of any Purchased Contracts.

        (1) Analysis of Contracts. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, the Seller shall have the right to make test verifications of the Purchased Contracts in any manner and through any medium that it considers advisable, and Recco shall furnish or cause to be furnished by the Servicer all such assistance and information as the Seller may require in connection therewith. In addition, at any time and from time to time, upon the Seller's request, Recco shall cause independent public accountants or others satisfactory to the Seller to furnish to the Seller reports showing reconciliations, aging and test verifications of, and trial balances for, the Purchased Contracts.

        (2) Proceeds. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, any Proceeds, when collected by Recco, shall be forthwith turned over to the Seller by Recco in the exact form received, duly endorsed by Recco to the Seller, and until so turned over, shall be held by Recco in trust for the Seller. Such Proceeds shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as set forth in the Security Agreement. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, upon the



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                request of the Seller, Recco shall deliver or cause to be
                delivered to the Seller all Files relating to the Purchased Contracts, including original and other documents evidencing, and relating to, the transactions which created the Purchased Contracts, including, without limitation, all original orders, invoices, receipts and similar documents.

        (3) Document Delivery. Subject to the terms of Section 21 hereof (it being understood that for so long as the Security Agreement is in effect the provisions of that Agreement shall control), upon the request of the Seller, Recco shall deliver to the Seller the original Contract and complete Files relating to each Purchased Contract. In addition, Recco shall mark the following notation on the computer tape for such Contract and File: "The Contracts herein have been pledged to secure the debt of Recco to Onyx Acceptance Corporation, and its successors and assigns pursuant to that certain Subordinated Security Agreement dated as of August 9, 1999 between Onyx Acceptance Corporation and Recco".

        SECTION 4. Representations and Warranties. Recco hereby represents and warrants that:

        (1) Title; No Other Liens. Except for the Lien granted to the Funding Agent pursuant to the Security Agreement and the Lien granted to the Seller pursuant to this Agreement and the other Liens permitted pursuant to any of the other Operative Documents, Recco owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Funding Agent pursuant to the Security Agreement and in favor of the Seller pursuant to this Agreement or as may be permitted pursuant to any Operative Document.

        (2) Perfected Liens. The Liens granted pursuant to this Subordinated Security Agreement constitute perfected Liens on the Collateral in favor of the Seller, subject only to the prior Lien of the Funding Agent, and are enforceable as such against all creditors of and purchasers from Recco and, in the case of any



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                Collateral constituting fixtures, against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

        (3) Chief Executive Office. Recco's chief executive office and chief place of business is located at 27051 Towne Centre Drive, Suite 210, Foothill Ranch, California 92610.

        (4)     Locations. All Collateral is located at the addresses listed on
                Schedule 4(d) hereto.

        SECTION 5. Covenants. Subject to the terms of Section 21 hereof, Recco covenants and agrees with the Seller that until the Obligations are paid in full and the Sale Agreement is terminated:

        (1) Further Documentation. At any time and from time to time, upon the written request of the Seller, and at the sole expense of Recco, Recco will promptly and duly execute and deliver such further instruments and documents and take such further action as the Seller may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens created hereby, including all steps necessary to maintain perfection of the security interest of Recco in each Vehicle; provided, however, that Recco shall not be obligated to take any action which, in the reasonable judgment of the Funding Agent (acting at the direction of the Controlling Party), would violate or conflict with the terms of the Security Agreement or any other Operative Document. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, Recco also hereby authorizes the Seller to file any such financing or continuation statement without the signature of Recco to the extent permitted by applicable law.

        (2) Maintenance of Records. Recco will keep and maintain, or cause to be maintained by the Servicer, at its cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all



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                credits granted with respect to the Purchased Contracts. Recco will mark or cause the Servicer to mark its books and records pertaining to the Collateral to evidence this Agreement and the subordinated security interest granted hereby. With the prior written consent of the Funding Agent and the Surety Provider, at any time upon the request of the Seller, Recco shall, during normal business hours, turn over or cause the Servicer to turn over any books and records to the Seller or to its designated representatives.

        (3) Compliance with Laws, etc. Recco will comply with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Recco's business; provided, however, that Recco may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Seller, adversely affect the Seller's rights or the priority of its Liens on the Collateral.

        (4) Compliance with Terms etc. Recco will perform and comply with all its Contractual Obligations relating to the Subordinated Note.

        (5) Limitation on Liens on Collateral. Recco will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created by the Security Agreement, the Liens created hereby and other than as permitted pursuant to the Operative Documents, and will defend the right, title and interest of the Seller in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (6) Limitations on Dispositions of Collateral. Recco will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as provided for in this Agreement.

        (7) Limitations on Modifications, Waivers, Extensions of Contracts. Recco will not, and will not permit the Servicer to, (i) amend, modify, terminate or waive any provision of any Purchased Contract in any manner which could have an ad-



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                verse effect on the value of such Purchased Contract as
                Collateral, (ii) fail to exercise promptly and diligently each and every right which Recco may have under each Purchased Contract and (iii) act otherwise than in accordance with the Credit and Collection Policy.

        (8) Limitations on Discounts, Compromises, Extensions of Contracts. Other than pursuant to the Credit and Collection Policy, Recco will not, and will not permit the Servicer to, grant any extension of the time of payment of any of the Purchased Contracts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

        (9) Maintenance of Equipment. Recco will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

        (10) Changes in Locations, Name, etc. Recco will not, without providing 30 days prior written notice to the Seller, and without filing any UCC financing statements necessary or desirable (in the opinion of the Seller) to maintain the perfection and priority of the Seller's security interest in the Collateral, as provided for herein (i) change the location of its chief executive office/chief place of business from that specified in Section 4(c) or remove its books and records from such location, (ii) permit any Equipment that it may acquire to be kept at a location other than that specified in Section 4(d), or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Seller in connection with this Agreement would become misleading.

        SECTION 6. Seller's Appointment as Attorney-in-Fact.

        (1) Powers. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, Recco hereby irrevocably constitutes and appoints the Seller and any officer or agent thereof, with full power of substitution, as its true and



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                lawful attorney-in-fact with full irrevocable power and
                authority in the place and stead of Recco and in the name of Recco or in its own name, from time to time in the Seller's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all lawful and appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Recco hereby gives the Seller the power and right, on behalf of Recco, without notice to or assent by Recco, to do the following:

                        (1) upon the occurrence and during the continuance of any Unmatured Event of Default or Event of Default, in the name of Recco or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Purchased Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Seller for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Purchased Contract whenever payable;

                        (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                        (3) upon the occurrence and during the continuance of any Unmatured Event of Default or Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Seller or as the Seller shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of



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                competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Recco with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Seller may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral pursuant to Section 8 hereof as fully and completely as though the Seller were the absolute owner thereof for all purposes, and to do, at the Seller's option and Recco's expense, at any time, or from time to time, all lawful acts and things which the Seller deems necessary to protect, preserve or realize upon the Collateral and the Seller's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Recco might do.

        Recco hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

        (2) Other Powers. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, Recco also authorizes the Seller, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        (3) No Duty on Seller's Part. The powers conferred on the Seller hereunder are solely to protect the Seller's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Seller shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Recco for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

        SECTION 7. Performance by Seller of Recco's Obligations. Subject to the terms of Section 19 hereof and the provisions of the other Operative Documents, if Recco fails to perform or comply with any of its agreements contained herein, the Seller, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement.



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        SECTION 8. Remedies. Subject to the terms of Section 21 hereof and the provisions of the other Operative Documents, if an Event of Default shall occur and be continuing, the Seller may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Seller, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Recco or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Seller or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Seller shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Recco, which right or equity is hereby waived or released. Recco further agrees, at the Seller's request, to assemble the Collateral and the Files and make them available to the Seller at places which the Seller shall select, whether at Recco's premises or elsewhere. The Seller shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Seller hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Seller may elect, and only after such application and after the payment by the Seller of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Seller account for the surplus, if any, to Recco. To the extent permitted by applicable law, Recco waives all claims, damages, and demands against the Seller arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Sale Agreement at least 10 days before such sale or disposition. Recco shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are



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insufficient to pay the Obligations and the expenses, including the fees and disbursements of any attorneys employed by the Seller, to collect such deficiency.

        SECTION 9. Limitation on Seller's Duties in Respect of Collateral. The Seller's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC, shall be to deal with it in the same manner as the Seller deals with similar property for its own account. Neither the Seller nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Recco or otherwise.

        SECTION 10. Powers Coupled with an Interest. All powers of attorney, authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

        SECTION 11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 12. Assignment. Recco does hereby acknowledge that the Seller may pledge or otherwise transfer the Subordinated Note and all security therefore granted hereunder with the prior written consent of the Funding Agent (acting at the direction of the Controlling Party). Recco hereby waives its rights under Section 9-112 of the UCC, including without limitation all rights under Sections 9-502(2), 9-504(1), 9-208, 9-505, 9-506, 9-507(1) and 9-208(2) of
the UCC otherwise granted to it pursuant to Section 9-112 of the UCC.

        SECTION 13. Section and Paragraph Headings. The section and paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        SECTION 14. No Waiver; Cumulative Remedies. The Seller shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulge, omit or otherwise be deemed to have waived any right or remedy hereunder or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of



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the Seller, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise or any other right, power or privilege. A waiver by the Seller of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Seller would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

        SECTION 15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Recco and the Seller with the prior written consent of the Funding Agent and the Controlling Party; provided, however, that for so long as the Security Agreement shall be in effect, if the Funding Agent shall have consented to a waiver, amendment, supplement or modification under the Security Agreement, the consent of the Seller shall be deemed automatically given under the comparable provision of this Agreement. No amendment shall be effective without prior written notice thereof to S&P and Moody's. This Agreement shall be binding upon the successors and assigns of Recco and shall inure to the benefit of the Seller and its successors and assigns.

        SECTION 16. Integration. This Agreement represents the agreement of Recco with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Seller relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

        SECTION 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        SECTION 18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 19. Termination and Release.

        (1) This Agreement and the security interests created or granted hereby shall remain in full force and effect until the indefeasible payment in full in cash of the Obligations and the Subordi-



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                nated Note, at which time, following the receipt by the Seller of (i) written notice from the Funding Agent and the Surety Provider that the Obligations have been so paid, and (ii) payment in full of the Subordinated Note, the security interest created or granted hereby shall terminate and the Seller shall, execute and deliver such documents and instruments (including without limitation UCC termination statements) necessary to evidence the termination of such security interest, as Recco may reasonably request.

        (2) (i) Recco Request for Release. Recco intends from time to time to sell Purchased Contracts and other related Collateral to (x) entities which will then privately or publicly sell securities backed by such Purchased Contracts and Collateral, (y) in whole loan bulk sales to unaffiliated third parties or (z) in whole loan bulk sales to Onyx Acceptance Corporation, in each case, for a cash purchase price of not less than the aggregate Outstanding Balance of such Purchased Contracts plus accrued and unpaid interest thereon. The proceeds of all sales by Recco pursuant to clauses (x), (y) and (z) above shall be applied to prepay the Loan Note and the Subordinated Note. Upon not less than 5 Business Days' prior written notice to the Seller, Recco may request that specified Purchased Contracts and other related Collateral be released in connection with such sales and the prepayment. In connection with such request, Recco shall execute and deliver to the Seller a Lien Release Request Certificate in the form attached hereto as Exhibit A. In selecting the Purchased Contracts enumerated in its Lien Release Request Certificate delivered to the Seller pursuant hereto, Recco shall employ selection procedures which are not adverse to the interests of the Seller.

                        (1) Seller Release. Upon the release by the Funding Agent of its interest in whole or in part in the Purchased Contracts pursuant to Section 21(b) of the Security Agreement, the Seller shall, at the sole expense of Recco, execute and deliver a Seller Lien Release Certificate in the form attached hereto as Exhibit B which shall evidence the release of its security interest in the Purchased Contracts released by the Funding Agent under the Security Agreement.

                        (2) Documents and Filings. In connection with any such release pursuant to this Section 19, Recco and the Seller, shall at the sole expense of Recco, execute and deliver any documents and instruments necessary to evidence the release of the Seller's security interest in such Purchased Contracts and other Collateral, including without limitation, forms UCC-2 prepared for filing in all appropriate jurisdictions.

        SECTION 20. Conflict. In the event of any conflict between the terms of this Agreement, on the one hand, and the terms of the Subordinated Note, or any other Operative Document, on the other hand, the terms of the Subordinated Note or such other Operative Document, as the case may be, shall prevail.

        SECTION 21. Standstill on Exercise of Rights. The Seller and Recco agree that neither the Seller nor any permitted assignee of the Seller may exercise or take any action to enforce any of the rights granted by Recco to the Seller in this Agreement until such time as all of the Obligations (as defined in the Definitions List) of Recco to the Lenders, the Funding Agent and the Surety Provider under the Operative Documents have been indefeasibly paid in full in cash.

        IN WITNESS WHEREOF, the parties hereto have caused this Subordinated Security Agreement to be duly executed and delivered as of the date first above written.

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        ONYX ACCEPTANCE CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Acknowledged and agreed as
of the date first above written:

THE CHASE MANHATTAN BANK,
   as Funding Agent

By:
   ----------------------------------
   Name:
   Title:

                                  SCHEDULE 4(d)

                             Locations of Collateral

The Collateral is located at:

        Onyx Acceptance Receivables Corporation
        27051 Towne Centre Drive, Suite 210
        Foothill Ranch, California  92610

        Schick Data Bank
        26862 Vista Terrace
        Lake Forest, California

                                    EXHIBIT A

                        LIEN RELEASE REQUEST CERTIFICATE

                   from Recco to the Funding Agent and Seller
                pursuant to Section 21 of the Security Agreement and Section 19 of Subordinated Security Agreement

[ date ]

The Chase Manhattan Bank,
   as Funding Agent
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention: Structured Finance Services, PARCO Manager

Onyx Acceptance Corporation
27051 Towne Centre Drive, Suite 210
Foothill Ranch, California 92610
Attention: Don P. Duffy

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention: Insured Portfolio Management
           Structured Finance

Re: Onyx Acceptance Receivables Corporation/Commercial Paper Program-- Request for Release of Lien

Ladies and Gentlemen:

        Onyx Acceptance Receivables Corporation ("Recco") refers to (i) the Security Agreement dated as of August 9, 1999 (as amended, supplemented or otherwise modified, the "Security Agreement"), and (ii) the Subordinated Security Agreement dated as of August 9, 1999 (as amended, supplemented or otherwise modified, the "Subordinated Security Agreement"). Terms not otherwise defined herein are used herein as defined in the Definitions List dated August 9, 1999, which is incorporated herein by reference.

        Recco submits this Lien Release Request Certificate pursuant to Section 21 of the Security Agreement and Section 19 of the Subordinated Security Agreement and requests that The Chase Manhattan Bank, in its capacity as Funding Agent for the benefit of the Secured Parties under the Security Agreement, and Onyx Acceptance Corporation, in its capacity as Seller under the Subordinated Security Agreement ("Onyx"), each release (and Onyx cause its assignee to release) all of their liens on and security interests in the assets described on
Schedule 1 attached hereto (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in Schedule
1).

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT B

                         SELLER LIEN RELEASE CERTIFICATE

              pursuant to Section 19 of Subordinated Security Agreement
[Date]
Onyx Acceptance Receivables Corporation
27051 Towne Centre Drive, Suite 210
Foothill Ranch, California  92610

                Re: Partial Collateral Release

Ladies and Gentlemen:

                We hereby refer to the Lien Release Request Certificate submitted by Onyx Acceptance Receivables Corporation ("Recco") dated ________, a copy of which is attached hereto (the "Request Certificate"). Pursuant to the Request Certificate, Onyx Acceptance Corporation, acting in its capacity as Seller under the Subordinated Security Agreement, hereby releases (and represents and warrants that it has caused its assignee to so release) its liens on and security interests in the assets identified in Schedule 1 attached to the Request Certificate (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in that Schedule 1).

                This Lien Release Certificate may be executed in any number of counterparts.

                                        ONYX ACCEPTANCE CORPORATION,
                                        as Seller

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: